FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255934-01

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255934) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-864-7760.

The information in this file (the “File”) does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

The information in this File is preliminary and may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

The securities related to this File are being offered when, as and if issued. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted. Such securities do not represent an interest in or obligation of the depositor, the sponsors, the originators, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the controlling class representative, the risk retention consultation parties, the companion loan holders (or their representatives), the underwriters or any of their respective affiliates. Neither such securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or private insurer.

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FILED AS SUPPLEMENTAL INFORMATION IN CONNECTION WITH THE BMO 2022-C1 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2022-C1

ALL INFORMATION CONTAINED HEREIN IS SUPERSEDED BY ANY SUBSEQUENT INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE

Multifamily Property Site Inspection Form

Property Name	Amberwood	Inspection Date	9/17/21
		Inspection Time	12:15 PM
Property Manager’s Name	Kathy Masters	Property Type	Multifamily
Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing
Site Information:
Excess / Undeveloped Land Nearby	No	Traffic Volume	Average
Ingress / Egress	Yes	Signaled Intersection	No
Corner	No	Visibility	Good
Type of Roadway	Secondary Arterial / Collector	Frontage	Good
Access to Major Arteries	Good	Turn Lane	No
Overall Neighborhood	Good	Other Site / Access Information	New roofs on some buildings. Renovations / repairs as needed on buildings / individual units. One ingress/egress.
Market Information:
Location	Suburban	Area Income Level	Middle
New Construction / Supply	No	Growth of Area	Stable
Nearest Major City	Massillon OH	Nearest Major Hwys	77
Distance to Major City	3.2 mi.	Distance to Major Hwys	6.4 mi.
Direction to Major City	South	Direction to Major Hwys	East
Location Strength 1	Growing-expanding infrastructure in area	Demand Generator 1	Quite, desirable setting
Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal
Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:
Largest Common Employer	Cleveland Clinic Health Care / Amazon	Marketing Strategy	Social Media
Current Concessions	None	Recent Crime	None
Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	Eight years at Property, 15 years with the company. 4.0 mi. away from Property.
List of All Units Visited/Seen:	H & G
Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence .
Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc.. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this property does not have a onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on property or individual buildings.
Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related.
No major issues with any type of crime on property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.
Per manager, roof repairs or replacement are completed on a as need basis. Some near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns.
Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance.
Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	Amesbury	Inspection Date	9/14/21
		Inspection Time	3:00 PM
Property Manager’s Name	Mechelle Stafford	Property Type	Multifamily
Overall Quality Rating	Good	Property Sub-Type	Garden Style
Site Information:
Excess / Undeveloped	No	Traffic Volume	Average
Land Nearby
Ingress / Egress	Yes	Signaled Intersection	No
Corner	No	Visibility	Good
Type of Roadway	Side Street	Frontage	Good
Access to Major Arteries	Good	Turn Lane	No
Overall Neighborhood	Good	Other Site / Access Information	One entrance to Property from Main St. Signage on road shared with Daycare facility.
Market Information:
Location	Urban	Area Income Level	Moderate
New Construction / Supply	Yes	Growth of Area	Stable
Nearest Major City	Columbus, OH	Nearest Major Hwys	I-270 and I-70
Distance to Major City	12 miles	Distance to Major Hwys	I-270 (one mile) I-70 (1.7 mies)
Direction to Major City	West	Direction to Major Hwys	West
Location Strength 1	I- 270 and I-70	Demand Generator 1	Amazon
Location Strength 2	CMH John Glenn International Airport	Demand Generator 2	OSU
Location Strength 3	COTA Bus Service	Demand Generator 3	State Capital

MULTI Property Type Specific Questions:
Largest Common Employer	Along with Amazon, residents work at the JCP Outlet and are medical staff at nearby health facilities.	Marketing Strategy	Craigslist and Facebook
Current Concessions	None	Recent Crime	Minor car break-ins, occasionally if not locked. No major crime according to management.
Where do resident’s who leave the Property go to live?	Residents relocating are primarily buying a home.	How long has the Manager been at the Property? How far away does the Manager live?	Mechelle Stafford has been the Property Manager for eight yrs. She lives 10 minutes from complex at sister Property Ashford Hills.
List of All Units Visited/Seen:	Vacants Bldg. 18 -3150 1BD-1BA Bldg. 8 -6653 2BD-2BA Bldg. 5 - 6597 Studio
Visit Summary:

Occupancy on the day of inspection was approx. 93.29%. This 149-Unit facility was built in 1985. It has one laundry (Bldg. 7) and maintenance area. The maintenance person at this complex also provides 24/7 emergency service. There were ongoing updates to vacant apartments at the time of inspection, with one of those being a new eviction, needing cleanout. A 2nd maintenance person will be added, according to management. Dishwashers are installed in one and two bedroom units, along with washer/dryer hookup. All units have pull down ladder access to attic storage, and patios, excepting Studio units. Nearest competitor is Muirwood Village.
Are there any issues with crime at or around the property?
Minor car break-ins, occasionally if not locked. No major crime according to management.
Comment on the Roof
A new roof was installed on Bldg. 8 and half replacement to Bldg. 13 in 2020. At the time of the inspection it was noted that though most roofs were observed to be in good condition, some may be nearly end of 20+ yr. life expectancy.
Comment on the Siding
Siding, soffits, and eaves were observed to have some needed minor repairs and painting, as shown in photos.
Condition of Parking Area
There was patchwork to asphalt in 2020. Parking lot was observed to be in good condition at the time of inspection.

Multifamily Property Site Inspection Form

Property Name	Andover Court	Inspection Date	9/23/21
		Inspection Time	2:15 PM
Property Manager’s Name	Crystal DeWitt	Property Type	Multifamily
Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing
Site Information:
Excess / Undeveloped Land Nearby	No	Traffic Volume	Average
Ingress / Egress	Yes	Signaled Intersection	No
Corner	No	Visibility	Good
Type of Roadway	Secondary Arterial / Collector	Frontage	Good
Access to Major Arteries	Good	Turn Lane	No
Overall Neighborhood	Good	Other Site / Access Information	Renovations / repairs as needed on buildings / individual units. One ingress/egress.
Market Information:
Location	Suburban	Area Income Level	Moderate
New Construction / Supply	No	Growth of Area	Stable
Nearest Major City	Mount Vernon OH	Nearest Major Hwys	71
Distance to Major City	1.9 mi.	Distance to Major Hwys	23.1 mi.
Direction to Major City	Southwest	Direction to Major Hwys	North
Location Strength 1	Small safe town / Retirement community	Demand Generator 1	Quite, desirable setting
Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal
Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:
Largest Common Employer	Ariel Corporation / Jeldwen Company	Marketing Strategy	Social Media
Current Concessions	None	Recent Crime	None - one of safest communities in the US.
Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	One year at Property, one year with company. Five miles away from Property.
List of All Units Visited/Seen:	1107B & 1095D
Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.
Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc.. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this Property does not have an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on Property or individual buildings.
Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related.
No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.
Per manager, roof repairs or replacement are completed on a as need basis. Some near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns.
Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance.
Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	Annhurst	Inspection Date	9/23/21
		Inspection Time	5:00 PM
Property Manager’s Name	Rachel Amey	Property Type	Multifamily
Overall Quality Rating	Fair	Property Sub-Type	Garden Style
Site Information:
Excess / Undeveloped Land Nearby	No	Traffic Volume	High
Ingress / Egress	Yes	Signaled Intersection	No
Corner	Yes	Visibility	Good
Type of Roadway	Side Street	Frontage	Good
Access to Major Arteries	Good	Turn Lane	No
Overall Neighborhood	Good	Other Site / Access Information	NEC of Dawn Drive and Georgetown Road
Market Information:
Location	Suburban	Area Income Level	Moderate
New Construction / Supply	No	Growth of Area	Stable
Nearest Major City	Indianapolis, IN	Nearest Major Hwys	Interstate 65
Distance to Major City	12.0 mi	Distance to Major Hwys	5.0 mi
Direction to Major City	Southeast	Direction to Major Hwys	Southwest
Location Strength 1	Five miles N of Interstate 65	Demand Generator 1	Manufacturing / Warehouse/ Industrial
Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government / Municipal
Location Strength 3	20 minute drive to Indianapolis CBD.	Demand Generator 3	Education / School District / Medical
MULTI Property Type Specific Questions:
Largest Common Employer	Per the Property Manager: She was not aware of any major employer concentrations.	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.
Current Concessions	Per the Property manager: $100 off move-in costs and the October utility fee waived if they moved in during the month of September.	Recent Crime	Per the Property Manager: No major crime events or issues.

Where do resident’s who leave the Property go to live?	Per the Property manager: They typically are relocating out of state for jobs.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager has been at the Property since January 2021 and lives five miles away (10-min drive).
List of All Units Visited/Seen:	Unit 4990 (2BR/2BA, vacant, was an eviction), Unit 4875 (studio, vacant)
Visit Summary:

The Property was built in 1985 and consists of 11, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 83 units featuring the following mix: studios (8 units), 1BR/1BA (60 units), 2BR/1BA (11 units), and 2BR/2BA (4 units). None of the units were down or unrentable. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise. As of the inspection date, there were two vacant units (one studio, one 2BR/2BA).

The Property is located in the Northwest section of the city of Indianapolis and is close to the Indianapolis International Airport (19 miles South), schools, grocery stores, other commercial retail stores, hospitals, and recreational areas. The Property benefits from good access, visibility, and ingress/egress with two curb cuts along the East side of Georgetown Road and the West side of Coffman Road. The Property is approximately one mile East of an interchange at Interstate 465 and 71st Street that links the area to downtown Indianapolis, IN to the Southeast and Chicago, IL to the Northwest. The Property is compatible with the neighborhood that consists of similar vintage multifamily, single-family residential subdivisions, and small commercial retail buildings. Public bus transportation was evidenced as being available and within walking distance of the Property.

The Property offers single-story living that caters to a wide variety of tenants, has vaulted ceilings (select units), is pet-friendly, has 24-hour emergency maintenance service, private attic storage, private patios (except for studios), door-front parking, and professional management and leasing teams onsite. The Property is close to shopping, entertainment, schools, houses of worship, commercial corridors, and has good access to major interstates and arterials roadways. In discussions with management, the Property is positioned in the market to cater to a variety of cost-conscious tenants including seniors on fixed-income, recent college graduates, small families, singles, and locally-based hourly workers who want to be close to work and/or school.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?
Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, she noted roofs are repaired as needed with a couple of buildings done in 2021. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed and no major items noted. One area of damaged soffit was noted as well as burnt sod, eroded topsoil, and one area with a rotted wooden retaining wall.
Comment on the Siding
Per the Property Manager, she was not aware of any issues. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed.
Condition of Parking Area
The parking lot was in overall fair condition, appeared to be recently sealcoated in some areas, with various sealed and repaired cracks and potholes; parking stall striping was in overall fair condition.

Multifamily Property Site Inspection Form

Property Name	Applegate	Inspection Date	9/23/21
		Inspection Time	11:00 AM
Property Manager’s Name	Bailey Johnson	Property Type	Multifamily
Overall Quality Rating	Fair	Property Sub-Type	Garden Style
Site Information:
Excess / Undeveloped Land Nearby	No	Traffic Volume	Average
Ingress / Egress	Yes	Signaled Intersection	Yes
Corner	Yes	Visibility	Good
Type of Roadway	Side Street	Frontage	Good
Access to Major Arteries	Good	Turn Lane	No
Overall Neighborhood	Good	Other Site / Access Information	NEC of Taylor Road and Waycross Drive.
Market Information:
Location	Suburban	Area Income Level	Moderate
New Construction / Supply	Yes	Growth of Area	Stable
Nearest Major City	Indianapolis, IN	Nearest Major Hwys	Interstate 65
Distance to Major City	45.4 mi	Distance to Major Hwys	5.0 mi
Direction to Major City	Northwest	Direction to Major Hwys	West
Location Strength 1	Five miles E of Interstate 65.	Demand Generator 1	Manufacturing / Warehouse / Industrial
Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government / Municipal
Location Strength 3	Less than one hour drive to Indianapolis MSA.	Demand Generator 3	Education / School District / Medical
MULTI Property Type Specific Questions:
Largest Common Employer	Per the Property Manager: Cummins Diesel Engine Plant.	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.
Current Concessions	Per the Property Manager: Application fee was being waived that day.	Recent Crime	Per the Property Manager: No major crime events or issues.
Where do resident’s who leave the Property go to live?	Per the Property Manager: They buy homes.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager has been at the Property since 3/2021 and lives five miles away (10-min drive).
List of All Units Visited/Seen:	Unit 2314 (2BR/1BA, vacant), Unit 2397 (1BR/1BA, vacant)
Visit Summary:

The Property was built in the mid-1970s and consists of nine, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 58 units featuring a mix of studios, 1BR/1BA, 2BR/1BA, and 2BR/2BA units; None of the units were down or unrentable. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise. As of the inspection date, there were four vacant units (two studios, one 1BR/1BA, and one 2BR/1BA).

The Property is located in the Northwest quadrant of the city of Columbus close to schools, grocery stores, other commercial retail stores, and hospitals. The Property benefits from good signage, access, and ingress/egress with two curb cuts off along the North side of Waycross Drive. The Property is approximately five miles East of a full interchange at Interstate 65 and Route 46 that links the area to Indianapolis, IN to the North and Louisville, KY to the South. The Property is compatible with the neighborhood that consists of older multifamily, single-family residential subdivisions, and small commercial retail buildings. Public bus transportation is available across the street and also within one block from the Property.

The Property is comprised of one-story buildings that are easily accessible by elderly residents as well as residents that do not want neighbors living above them. The Property is located in a quiet area of town that some residents prefer. The Property’s rental rates fill a need in the market for lower-cost housing alternatives for blue-collar workers. The area is easily accessible, the Property is located near expressways, and access to schools, houses of worship, and commercial retail is good.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?
Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, the newest roof was installed on Building 4 about one month ago. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed but there was an instance of a damaged and bent gutter about 4-5 feet in length.
Comment on the Siding
Per the Property Manager, there have been no issues with the exterior siding. The siding was repainted in 2020 throughout the entire Property. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed. There are various areas at the lower portion of the siding in which minor rot and discoloration was observed.
Condition of Parking Area
The parking lot was in overall poor condition, appeared to be faded throughout, with various cracks and minor potholes, and parking stall striping faded.

Multifamily Property Site Inspection Form

Property Name	Ashford Hills	Inspection Date	9/14/21

		Inspection Time	1:15 PM

Property Manager’s Name	Amanda Foor	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	One entrance to Property from Main St. Signage on road shared with Daycare facility.

Market Information:

Location	Urban	Area Income Level	Moderate

New Construction / Supply	Yes	Growth of Area	Stable

Nearest Major City	Columbus, OH	Nearest Major Hwys	I-270 and I-70

Distance to Major City	12 mi	Distance to Major Hwys	I-270 (one mile) I-70 (1.7 miles)

Direction to Major City	West	Direction to Major Hwys	West

Location Strength 1	I- 270 and I-70	Demand Generator 1	Amazon

Location Strength 2	CMH John Glenn International Airport	Demand Generator 2	OSU

Location Strength 3	COTA Bus Service	Demand Generator 3	State Capital

MULTI Property Type Specific Questions:

Largest Common Employer	Amazon	Marketing Strategy	Craigslist and Apartments.com

Current Concessions	None	Recent Crime	No recent crime was reported to be of issue according to management.

Where do resident’s who leave the Property go to live?	Residents relocating are due to employment change or are buying a home.	How long has the Manager been at the Property? How far away does the Manager live?	Amanda Foor has been with Property since 2018. She commutes approx. 20 min.

List of All Units Visited/Seen:	Vacants 1BD-1BA Bldg. 6 -1388 Bldg. 6 -1392 Bldg. 8 - 1397

Visit Summary:

Occupancy on the day of inspection was approx. 97%. All units have pull down ladder access to attic storage and vaulted ceilings. Built in 1986, this 77- unit facility has one laundry and one maintenance person, and 24/7 emergency service. Dishwashers are in select one and two bedroom units, along with washer/dryer hookup. Nearest competitors are Century City Apts and Sussex Square. All 10 yr.+ residents have reserved parking spaces.

Are there any issues with crime at or around the property?
No crime according to information provided by management
Comment on the Roof
In 2020 the roof was replaced on Bldg. 5. No major roof issued were observed at the time of inspection though most roofs were observed to be in good condition, some may be nearly end of 20+ yr. life expectancy.
Comment on the Siding
No deferred maintenance was observed at the time of inspection.
Condition of Parking Area
Parking lot was observed to be in good condition at the time of inspection.

Multifamily Property Site Inspection Form

Property Name	BARRINGTON	Inspection Date	9/30/21

		Inspection Time	12:45 PM

Property Manager’s Name	India Day	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	Yes	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Northern Avenue is a wooded area which abuts I-285. I-20 and US-78 are nearby connectors accessible by connecting from Northern Ave.

Market Information:

Location	Suburban	Area Income Level	Middle

New Construction / Supply	Yes	Growth of Area	Growing

Nearest Major City	Atlanta, GA	Nearest Major Hwys	I-285

Distance to Major City	11 mi	Distance to Major Hwys	0.5 mi

Direction to Major City	West	Direction to Major Hwys	West

Location Strength 1	I - 285	Demand Generator 1	Emory Hillandale Hospital

Location Strength 2	ATL airport	Demand Generator 2	Georgia State University

Location Strength 3	MARTA	Demand Generator 3	Emory University

MULTI Property Type Specific Questions:

Largest Common Employer	Residents are diversely employed.	Marketing Strategy	Craigslist

Current Concessions	None	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	Turnover has been minimal according to management, with typical lease renewals for a duration of five years. Typically residents exiting are new homebuyers.	How long has the Manager been at the Property? How far away does the Manager live?	India Day has been with elon for seven months and lives approx. 20 minutes from the Property.

List of All Units Visited/Seen:	Bldg. 5 Unit # 25 1-BR

Visit Summary:

This 47 unit had one vacant apartment at the time of inspection. It has eight bldgs. with one entrance to the Property. There is one laundry and one maintenance shed. The laundry is currently down and is in the process of replacing appliances. There are w/d hookups in all units. All units have vaulted ceilings and pull down ladder access to attic storage. Upgraded apartments have white cabinetry and doors. The Property Manager, India Day was onsite for the inspection. The maintenance person, Manskey Owens, has been at the Property since March 2021, lives on the Property and receives a 10% discount on monthly rent. The units are all electric, metered with service through Georgia Power. Utilities of trash, water, and sewer are paid with the monthly rent. Primary competition, according to management, is Charleston Oaks and Tuscany Village.

Are there any issues with crime at or around the property?
None
Comment on the Roof
No deferred maintenance observed at the time of inspection. Bldg. 1 had roof replacement in 2021.
Comment on the Siding
Overall condition of the siding, guttering, and fascia is good. No observed deferred maintenance.
Condition of Parking Area
Asphalt was observed to be in good condition. Parking lot was resealed in 2021.

Multifamily Property Site Inspection Form

Property Name	Cambridge Common	Inspection Date	9/23/21

		Inspection Time	4:17 PM

Property Manager’s Name	Jan O’Leary	Property Type	Multifamily

Overall Quality Rating	Fair	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	High

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Excellent

Type of Roadway	Side Street	Frontage	Excellent

Access to Major Arteries	Excellent	Turn Lane	Yes

Overall Neighborhood	Excellent	Other Site / Access Information	West side of Georgetown Road at W. 47th Street.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Indianapolis, IN	Nearest Major Hwys	Interstate 65

Distance to Major City	10.2 mi	Distance to Major Hwys	0.5 mi

Direction to Major City	Southeast	Direction to Major Hwys	West

Location Strength 1	0.5 mi east of Interstate 65	Demand Generator 1	Manufacturing / Warehouse / Industrial

Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government / Municipal

Location Strength 3	15 minute drive to Indianapolis CBD.	Demand Generator 3	Education / School District / Medical

MULTI Property Type Specific Questions:

Largest Common Employer	Per the Property Manager: Fastenal	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.

Current Concessions	Per the Property Manager: For that day only, $150 off total move-in fees if they sign an immediate lease.	Recent Crime	Per the Property Manager: No major crime events or issues.

Where do resident’s who leave the Property go to live?	Per the Property Manager: They buy homes.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager was not present that day and a substitute Manager, Jan O’Leary, filled in. She has been with the company for 7.5 years.

List of All Units Visited/Seen:	Unit 5015 (1BR/1BA, vacant), Unit 4709 (Studio, vacant, renovated)

Visit Summary:

The Property was built in 1985 and consists of 33, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 235 units featuring the following mix: studios (43 units), 1BR/1BA (172 units), 2BR/1BA (7 units), and 2BR/2BA (13 units). No units were down on unrentable. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise.

The Property is located in the Northwest section of the city of Indianapolis and is close to the Indianapolis International Airport (17 miles North), schools, grocery stores, other commercial retail stores, hospitals, and recreational areas. The Property benefits from good access, visibility, and ingress/egress with one curb cut along the West side of Georgetown Road.  The Property is approximately one mile East of an interchange at Interstate 65 and Lafayette Road that links the area to downtown Indianapolis, IN to the Southeast and Chicago, IL to the Northwest.  The Property is compatible with the neighborhood that consists of similar vintage multifamily, single-family residential subdivisions, and small commercial retail buildings.  Public bus transportation was evidenced as being available and within walking distance of the Property.

The Property offers single-story living that caters to a wide variety of tenants, has vaulted ceilings (select units), is pet-friendly, has 24-hour emergency maintenance service, private attic storage, private patios (except for studios), door-front parking, and professional management and leasing teams onsite.  The Property is close to shopping, entertainment, schools, houses of worship, commercial corridors, and has good access to major interstates and arterials roadways.  In discussions with management, the Property is positioned in the market to cater to a variety of cost-conscious tenants including seniors on fixed-income, recent college graduates, small families, singles, and locally-based hourly workers who want to be close to work and/or school.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?
Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, she noted that three full buildings were done in 2021, 10 buildings in the last five years, and the remaining buildings are all 10-14 year old roofs. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed.
Comment on the Siding
Per the Property Manager, she was not aware of any siding issues. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed. No rot was observed.
Condition of Parking Area
The parking lot was in overall fair condition, appeared to be recently seal coated in small areas, with various sealed and repaired cracks and potholes; parking stall striping was in overall fair condition.

Multifamily Property Site Inspection Form

Property Name	Camellia Court	Inspection Date	9/23/21

		Inspection Time	1:30 PM

Property Manager’s Name	Katy Hill	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Parking lot is to be resurfaced in near future. Wood trim on some buildings needs to be refinished and painted. One ingress/egress.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	NAP	Growth of Area	Stable

Nearest Major City	Dayton OH	Nearest Major Hwys	75

Distance to Major City	6.7 mi.	Distance to Major Hwys	2.5 mi.

Direction to Major City	Southwest	Direction to Major Hwys	West

Location Strength 1	Larger complex, abundant parking and open space.	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Cargill / Walmart	Marketing Strategy	Social Media

Current Concessions	$350. move-in credit. (Credit based).	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	Five years at Property, Five years with company. Five miles away from the Property.

List of All Units Visited/Seen:	4119 / 4563

Visit Summary:

Briefly summarize your visit here.  Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this Property does not have an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. Deferred maintenance observed on property; streets/parking areas have potholes, etc. that need repair, and wood trim on some buildings need to be painted.  Per Manager, Property is scheduled to be resurfaced in near future.

Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related. No major issues with any type of crime on Property.
Comment on the Roof

If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per manager, roof repairs or replacement are completed on a as need basis. Some are near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance.

Interior street(s) and parking spaces/lots are in fair condition with potholes, cracks, etc. which need to be repaired., wood trim on some buildings needs refinishing and to be painted. See deferred maintenance comment above.

Multifamily Property Site Inspection Form

Property Name	Carriage Hill	Inspection Date	9/24/21

		Inspection Time	9:30 AM

Property Manager’s Name	Karyn Mickle	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	Yes

Overall Neighborhood	Good	Other Site / Access Information	Hillcrest Parkway is expanding to a five-lane and will have a turn lane to this property. It is slated for completion by February 2022. SAV Airport - 116 mi E ATL Airport 130 mi NW

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	Yes	Growth of Area	Growing

Nearest Major City	Macon, GA	Nearest Major Hwys	I- 75 I-16

Distance to Major City	50 miles	Distance to Major Hwys	I-75 - 50 miles West I-16 - 14 miles West

Direction to Major City	Northwest	Direction to Major Hwys	West

Location Strength 1	I-16 - 14 miles West	Demand Generator 1	Best Buy Distribution Center

Location Strength 2	I-75 - 50 miles West	Demand Generator 2	Carl Vincent VA Hospital

Location Strength 3	US Rte 80	Demand Generator 3	Farmer’s Home Furniture Factory

MULTI Property Type Specific Questions:

Largest Common Employer	Many residents are retired Veterans. Residents also are employed by YKK factory, Best Buy, Farmer’s Home Furniture	Marketing Strategy	Facebook, Rent Café’

Current Concessions	None	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	While many are entry level tenants, many relocate due to home purchase, or seeking two BR or larger home.	How long has the Manager been at the Property? How far away does the Manager live?	Karen Mickle has been with the property for 18 years. She commutes approx. 15 min.

List of All Units Visited/Seen:	Unit 10 Bldg. 2 1 BR Unit 46 Bldg. 7 1 BR

Visit Summary:

This 60 unit Property had two vacant apartments available for inspection. Lease begin date for unit #46 is 10/1/21, and #10 is 10/13/21. #10 was in the process of a complete rehab with white cabinets, grey vinyl flooring and carpeting. Built in 1984, this facility has a single entry with nine bldgs. and approximately 100 parking spaces. The laundry is located in bldg. 4 and the maintenance shop in bldg. 3. All 2BR units have dishwashers. All units have vaulted ceilings and pull down ladder access to attic storage. The Property Manager, Karen Mickle, and one maintenance person, Joe Parks (living 25 min from Property) were onsite for the inspection. Upgrading at turnover includes white cabinetry and new carpeting. Upgrades were estimated to be at approx. 10% of the units, which is typically five to eight residents per year. The units are all electric, metered with service through Georgia Power. Utilities of trash, water, and sewer are paid with the monthly rent. Primary competition, according to management, is Claxton Point and Brookington. New construction nearby includes multi-story apartment complex.

Are there any issues with crime at or around the property?
None
Comment on the Roof
No deferred maintenance observed at the time of inspection. Most recent repairs/replacement 5+ according to management.
Comment on the Siding
Overall condition of the siding, guttering, and fascia is good. No observed deferred maintenance.
Condition of Parking Area
Asphalt was observed to be in good condition. Parking lot was resealed in approx. 2019.

Multifamily Property Site Inspection Form

Property Name	Cedargate	Inspection Date	9/23/21

		Inspection Time	4:00 PM

Property Manager’s Name	Cheryl Smith	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Renovations / repairs as needed on buildings / individual units. One ingress/egress.

Market Information:

Location	Suburban	Area Income Level	Middle

New Construction / Supply	NAP	Growth of Area	Stable

Nearest Major City	Dayton OH	Nearest Major Hwys	70

Distance to Major City	15.7 mi.	Distance to Major Hwys	2.4 mi.

Direction to Major City	Southeast	Direction to Major Hwys	East

Location Strength 1	Established “bedroom community”. Surrounded by SFR’s	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Caterpillar / Miami N. Hospital / Kroger	Marketing Strategy	Social Media

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	10 years the Property, 12 years with the company. 10 miles away from the Property.

List of All Units Visited/Seen:	83 / 55

Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this Property has an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on Property or individual buildings.

Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related.- No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per manager, roof repairs or replacement are completed on a as need basis. Some are near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance. Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	Cedargate Lancaster	Inspection Date	9/14/21

		Inspection Time	11:15 AM

Property Manager’s Name	Vickie Maccombs	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Located on Sheridan Dr., near US Rt 22 and Rt 33 major connectors to interstates.

Market Information:

Location	Rural	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Columbus, OH	Nearest Major Hwys	US Rt33 and US Rt 22, I-70 and I-270

Distance to Major City	32 miles	Distance to Major Hwys	Rt33 (six miles)Rt 22 (two miles) I-70 (15 miles) I-270 (24 miles)

Direction to Major City	Northwest	Direction to Major Hwys	Northwest

Location Strength 1	Fairfield Medical Center 2 mi	Demand Generator 1	Amazon

Location Strength 2	I-70 and I-270	Demand Generator 2	Fairfield Medical Center

Location Strength 3	CMH Columbus Airport 35 mi	Demand Generator 3	Medical Facilities of all types nearby

MULTI Property Type Specific Questions:

Largest Common Employer	Fairfield Medical Center, Amazon	Marketing Strategy	Marketing to nearby businesses and local housing authorities via flyers and also Apartments.com

Current Concessions	None offered at this time	Recent Crime	No information was available from management regarding any recent crime.

Where do resident’s who leave the Property go to live?	According to management the majority of those leaving the facility are buying homes or relocating due to employment change.	How long has the Manager been at the Property? How far away does the Manager live?	Vickie Maccombs has been with this Property for 24 years and lives at this apartment complex.

List of All Units Visited/Seen:	6F - 1BR (vacant) 1472A - Studio (vacant) 1482E - 1BR 14D - 2BR-1B

Visit Summary:

This apartment complex is located near to shops, fast food establishments, ball parks and schools, and a large group of medical offices. It features two laundries and two maintenance shops. It is located in a rural area with nearby creek and woods. The Property Manager was helpful and is very diligent to repairs and tenant cleanup in exterior unit areas. There are two maintenance staff, one lives at the Property.  On the date of inspection, occupancy was reported at 95%. The site inspection included vacant units, laundries, and maintenance area, the Manager’s apartment, and a doorway inspection of a resident apartment. Competition nearby includes The Lodge at River Village, Courtship Village, and Somerford Square.

Are there any issues with crime at or around the property?
No information was available from Management regarding any recent crime.
Comment on the Roof
No noted roof issues were observed at the time of site visit. Recent roofing in 2020 to Bldgs. 3 and 4, and in 2021 to Bldg. 14. Roofs were observed to be in good condition at the time of inspection, though some may be nearly end of 20+ yr. life expectancy.
Comment on the Siding
The siding was observed at the time of site inspection to be in good condition with no deferred maintenance.
Condition of Parking Area
Parking lots and sidewalks were observed to be in good condition at the time of inspection.

Multifamily Property Site Inspection Form

Property Name	Cherry Glen	Inspection Date	9/23/21

		Inspection Time	12:30 PM

Property Manager’s Name	Michaela Dollahan	Property Type	Multifamily

Overall Quality Rating	Fair	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	Yes	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	NWC of South Rural Street and East Hanna Avenue

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Indianapolis, IN	Nearest Major Hwys	Interstates 65 and 465

Distance to Major City	5.8 mi	Distance to Major Hwys	3.0 mi

Direction to Major City	Northwest	Direction to Major Hwys	Southeast

Location Strength 1	Three miles NW of Interstates 65 and 465	Demand Generator 1	Manufacturing / Warehouse / Industrial

Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government / Municipal

Location Strength 3	15 minute drive to Indianapolis CBD.	Demand Generator 3	Education / School District / Medical

MULTI Property Type Specific Questions:

Largest Common Employer	Per the Property Manager: Walmart Stores	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.

Current Concessions	Per the Property Manager: None	Recent Crime	Per the Property Manager: No major crime events or issues.

Where do resident’s who leave the Property go to live?	Per the Property Manager: They buy homes or are relocating for jobs.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager has been at the Property for 2.5 years and lives 20 miles away (30-min drive).

List of All Units Visited/Seen:	Unit 3835 (1BR/1BA, vacant)

Visit Summary:

The Property was built in 1986 and consists of 18, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 137 units featuring the following mix: studios (28 units), 1BR/1BA (99 units), 2BR/1BA (5 units), and 2BR/2BA (5 units). 2 units were down/unrentable due to bedbugs and not permitted for touring; management expects to resolve the issue in 30 days. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise. As of the inspection date, there were four vacant units (all 1BR/1BA; two of them have bedbugs and were not allowed to be toured).

The Property is located in the southern section of the city of Indianapolis and is close to schools, grocery stores, the University of Indianapolis (one mile West), other commercial retail stores, hospitals, and recreational areas. The Property benefits from good signage, access, visibility, and ingress/egress with one curb cut along the West side of Rural Street.  The Property is approximately one mile South of a full interchange at Interstate 65 and Keystone Avenue that links the area to downtown Indianapolis, IN to the North and Louisville, KY to the South.  The Property is compatible with the neighborhood that consists of similar vintage multifamily, single-family residential subdivisions, and small commercial retail buildings.  Public bus transportation is available two blocks South of the Property.

The Property is comprised of one-story buildings that are easily accessible by elderly residents as well as residents that do not want neighbors living above them.  The Property is located in a quiet area of town that some residents prefer.  The Property’s rental rates fill a need in the market for lower-cost housing alternatives for blue-collar workers.  The area is easily accessible, the Property is located near expressways, and access to schools, houses of worship, and commercial retail is good.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?
Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, the newest roof was installed on Building four about one month ago. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed but there was an instance of a damaged and bent gutter about four to five feet in length.
Comment on the Siding
Per the Property Manager, she had no idea about the history of the roofs. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed. There are various areas at the lower portion of the siding in which minor rot and discoloration was observed.
Condition of Parking Area
The parking lot was in overall poor/fair condition, appeared to be faded throughout, with various cracks and minor potholes, and parking stall striping faded.

Multifamily Property Site Inspection Form

Property Name	Greenglen	Inspection Date	9/14/21

		Inspection Time	4:00 PM

Property Manager’s Name	Mike Wales	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Renovations / repairs as needed on buildings / individual units. One ingress/egress.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Toledo OH	Nearest Major Hwys	475

Distance to Major City	9 mi.	Distance to Major Hwys	0.8 mi.

Direction to Major City	East	Direction to Major Hwys	East

Location Strength 1	Univ. of Toledo	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Chrysler-Jeep / Amazon	Marketing Strategy	Social Media

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	Four years at Property, Four years with company. 3.5 mi. away from Property.

List of All Units Visited/Seen:	121

Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this property does not have a onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on Property or individual buildings.

Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related. No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per Manager, roof repairs or replacement are completed on a as need basis. Some near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance. Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	HARBINWOOD	Inspection Date	9/30/21

		Inspection Time	11:00 AM

Property Manager’s Name	Myriam Franco	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	Yes	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Access into the single entrance is located on Harbins Rd, two miles off I-85.

Market Information:

Location	Suburban	Area Income Level	Middle

New Construction / Supply	Yes	Growth of Area	Growing

Nearest Major City	Atlanta, GA	Nearest Major Hwys	I- 85

Distance to Major City	20 mi	Distance to Major Hwys	Two mi

Direction to Major City	Southwest	Direction to Major Hwys	West

Location Strength 1	I - 85	Demand Generator 1	Gwinnett County Government, Primerica

Location Strength 2	ATL airport	Demand Generator 2	Children’s Healthcare of Atlanta

Location Strength 3	Gwinnett County Transit	Demand Generator 3	Northside Gwinnett Hospital, Gwinnett Medical Center

MULTI Property Type Specific Questions:

Largest Common Employer	Harbinwood has a very diverse residency, with many employed at nearby hospitals and government offices, as well as the business and industrial parks.	Marketing Strategy	Craigslist

Current Concessions	None	Recent Crime	A few auto break-ins were reported by residents not locking their cars.

Where do resident’s who leave the Property go to live?	Primarily relocation due to employment or new homebuyers. Many leave needing 2 BR or larger units.	How long has the Manager been at the Property? How far away does the Manager live?	Myriam Franco has been with Harbinwood for 20 years and commutes approx. 25 minutes to the Property.

List of All Units Visited/Seen:	Bldg. 4 - Unit # 5650 Studio

Visit Summary:

This 72 unit apartment complex was built in 1985, has 11 buildings, one laundry located in Bldg. 10, and one maintenance shop in Bldg. 5. There were two vacant studios with identical set-up at the time of inspection. Entry only to one, due to key issue. Harbinwood has one entrance to the Property, and adequate parking with reserved handicapped spaces. One and two BR units have washer/dryer hookups. Select 1BR and 2BR units have dishwashers. All have range hoods, vaulted ceilings, and pull down ladder access to attic storage. Upgrades at turnover include new carpeting, and cabinetry in the kitchen and bath. Water, sewer, and trash are packaged priced together with the monthly rent. According to management, these utility packages are currently at $34-studio, $57-1BR, $69-2BR. The Property Manager, Kathryn Collins, was onsite for the inspection. The current maintenance person was absent due to having COVID-19. The units are all electric and metered separately, served by Jackson EMC. Primary competition, according to management, is Hampton Woods, a two-story complex.

Are there any issues with crime at or around the property?
None
Comment on the Roof
No deferred maintenance observed at the time of inspection. New roofs were installed to Bldgs. 4 and 11 in 2019, according to management, with repairs to roofs on Bldgs. 2, 5, and 8, in 2020.
Comment on the Siding
Overall condition of the siding, guttering, and fascia is good. No observed deferred maintenance. Sidewalks are also in good condition.
Condition of Parking Area
Asphalt was observed to be in good condition. Parking lot was resealed within the last five years, according to management. There was work to the retaining wall on the Property in 2019.

Multifamily Property Site Inspection Form

Property Name	INDIAN LAKE	Inspection Date	9/30/21

		Inspection Time	4:15 PM

Property Manager’s Name	Torri Carr, General Manager	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	There is access to this Property via one curb cut on Indian Lake Drive, located one mile off I-75.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Growing

Nearest Major City	Atlanta, GA	Nearest Major Hwys	I-75, I-85

Distance to Major City	15 mi	Distance to Major Hwys	1.3 mi

Direction to Major City	Northeast	Direction to Major Hwys	East

Location Strength 1	I -75, I-85	Demand Generator 1	Delta Air Lines, Sam’s Mart, Toto

Location Strength 2	ATL airport	Demand Generator 2	CHOA, Georgia Tech, Emory University

Location Strength 3	MARTA	Demand Generator 3	Coca- Cola Company, Deloitte

MULTI Property Type Specific Questions:

Largest Common Employer	The residents are derived from a very diverse group within the age range of 30-60, according to management. Employers include Children’s Healthcare of Atlanta, Atlanta Govt, Northside Hospital and Emory.	Marketing Strategy	Apartments.com and Craigslist. There is also a high percentage of resident referral at this Property.

Current Concessions	None	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	The majority is homebuyers, or those seeking to upsize.	How long has the Manager been at the Property? How far away does the Manager live?	Torri Carr has been with elon for four years, and lives onsite at Indian Lake.

List of All Units Visited/Seen:

Visit Summary:

This 243- unit Property was built in 1983, and is at 90% vacancy as of 9.30.21, according to management. It has 32 bldgs. and 486 parking spaces, with two laundries, and a maintenance shop and shed. Of the 10% vacancies, there were no rent ready apartments at the time of inspection. The five units that are upgraded and rented are paying an additional premium. The units have had the bookcase removed and feature white cabinetry. This Property also has one 3BR 1.5 BA apartment, currently rented. There are w/d hookups in all units, with vaulted ceilings and pull down ladder access to attic storage. Approx. 30% have dishwashers. The Property Manager, Torri Carr was onsite for the inspection. She is the District Manager for four elon properties. Office staff also includes a leasing agent and an asst manager. There are three maintenance staff persons, which rotate the 24/7 on call duties. The units are all electric, metered with service through Georgia Power. Utilities of trash, water, and sewer are paid as a pkg with the monthly rent. The insurance waiver fee is $15 pr mo. Primary competition, according to management, is Oak Ridge, Oak Grove, and Spring Lake.

Are there any issues with crime at or around the property?
None
Comment on the Roof
Bldg. 2 is scheduled for roof replacement, and bldg. 18, 21, and 16, currently having a tarp, will have partial replacements. Bldg. 19 and bldg. 24 had roof replacement in 2020.
Comment on the Siding
Overall condition of the siding, guttering, and fascia is good. No observed deferred maintenance, with only minor repairs reported in the last few years.
Condition of Parking Area
Asphalt was observed to be in good condition. Parking lot was resealed in approx. 2019, and there has been some section replacements to the sidewalks.

Multifamily Property Site Inspection Form

Property Name	MEADOWLAND	Inspection Date	9/30/21

		Inspection Time	9:00 AM

Property Manager’s Name	Kathryn Collins	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Meadowland is located just off US-78, a busy connector between I-85 and Athens, GA. Crane Dr is a dead end street which also includes Allen’s Landing, multifamily homes.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Growing

Nearest Major City	Atlanta, GA	Nearest Major Hwys	I- 85

Distance to Major City	60 mi	Distance to Major Hwys	40 mi

Direction to Major City	West	Direction to Major Hwys	West

Location Strength 1	I - 85	Demand Generator 1	University of Georgia

Location Strength 2	ATL airport	Demand Generator 2	Government Athens- Clarke County

Location Strength 3	Athens-Clarke County Transit	Demand Generator 3	Johnson & Johnson Pharmaceuticals

MULTI Property Type Specific Questions:

Largest Common Employer	Employers for residents at Meadowland include Northside Hospital Gwinnett, Walmart, Kroger, and Amazon. Also residing are several students and retirees.	Marketing Strategy	Rent Cafe’

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Generally homebuyers, according to management.	How long has the Manager been at the Property? How far away does the Manager live?	Kathryn Collins has been with Meadowland for three months, and lives 15 minutes from the Property.

List of All Units Visited/Seen:	# 30 Bldg. 6 1BR 1BA #4 Bldg. 1 2BR 1BA

Visit Summary:

This 60 unit apartment complex is leased at 100% with new leases for the two units inspected beginning on 10/1/21 and 10/8/21. Meadowland has one laundry, located in bldg. 6. There is one entrance to the Property, and adequate parking with reserved handicapped spaces. Maintenance shop areas are in Bldgs. 4 & 6. One and two BR units have washer/dryer hookups. All have range hoods, vaulted ceilings, and pull down ladder access to attic storage. Water, sewer, and trash are package priced together with the monthly rent. The Property Manager, Kathryn Collins, was onsite for the inspection. There is currently no maintenance person employed for this Property. It is being serviced by Fred at elon in Atlanta. The units are all electric and metered separately, served by Georgia Electric. With the exception of Unit #30, there have been no recent evictions, as a rental assist program through the county is available. Primary competition, according to management, is Waterberry, Carousel, Highridge, or Westside Apartments.

Are there any issues with crime at or around the property?
No crime has been reported recently at this Property.
Comment on the Roof
Bldg. 5 has a tarp and is scheduled for repair/replacement, according to management. Other roofs were observed to be in good condition at the time of the site inspection.
Comment on the Siding
Overall condition of the siding, guttering, and fascia is good. No observed deferred maintenance.
Condition of Parking Area
Asphalt was observed to be in good condition. No information regarding recent repairs was available.

Multifamily Property Site Inspection Form

Property Name	Meadowood	Inspection Date	9/20/21

		Inspection Time	12:30 PM

Property Manager’s Name	Donna Larsen	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Renovations / repairs as needed on buildings / individual units. One ingress/egress.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Mansfield OH	Nearest Major Hwys	71

Distance to Major City	4.4 mi.	Distance to Major Hwys	2.8 mi.

Direction to Major City	North	Direction to Major Hwys	Southeast

Location Strength 1	Small town living, exactly half-way between Cleveland and Columbus OH.	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Lahm Air Force Base / Walmart / Kroger	Marketing Strategy	Social Media

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	One year at Property, one year with the company. Eight miles away from Property.

List of All Units Visited/Seen:	51

Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc.. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, this Property does not have an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on Property or individual buildings.

Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related. No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per manager, roof repairs or replacement are completed on a as need basis. Some near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance. Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	Millburn Court	Inspection Date	9/24/21

		Inspection Time	10:30 AM

Property Manager’s Name	Robyn Welch	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Renovations / repairs as needed on buildings / individual units. Two ingress/egress.

Market Information:

Location	Suburban	Area Income Level	Upper

New Construction / Supply	NAP	Growth of Area	Stable

Nearest Major City	Dayton OH	Nearest Major Hwys	75

Distance to Major City	13.4 mi.	Distance to Major Hwys	3.5 mi.

Direction to Major City	North	Direction to Major Hwys	West

Location Strength 1	Established “bedroom community”, high income area.	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Kettering Health / FedEx	Marketing Strategy	Social Media

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	Nine years at Property, nine years with company. Four miles away from the Property.

List of All Units Visited/Seen:	1134 / 8508

Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc.. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this property has an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on Property or individual buildings.

Are there any issues with crime at or around the property?

Note any issues with crime at or around the property or the items observed to possibly be crime related. No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per manager, roof repairs or replacement are completed on a as need basis. Some are near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance. Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	OAKLEY WOODS	Inspection Date	9/30/21

		Inspection Time	2:30 PM

Property Manager’s Name	Risa Lee	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Located on Oakley Road, one mile off Flat Shoals Rd, a connector - 1.5 miles from I- 85.

Market Information:

Location	Suburban	Area Income Level	Middle

New Construction / Supply	No	Growth of Area	Growing

Nearest Major City	Atlanta, GA	Nearest Major Hwys	I- 85

Distance to Major City	16 mi	Distance to Major Hwys	1.5 mi

Direction to Major City	Northeast	Direction to Major Hwys	East

Location Strength 1	I - 85	Demand Generator 1	Delta Airlines, IBM, Deloitte

Location Strength 2	ATL airport	Demand Generator 2	Emory University, Georgia Tech, GSU

Location Strength 3	MARTA	Demand Generator 3	Piedmont Fayetteville Healthcare Center, Northside Hospital

MULTI Property Type Specific Questions:

Largest Common Employer	City of Union City government offices, and Piedmont Fayetteville Healthcare. Also many residents are retired. There is a high retention rate at this facility with many residents here 10+ yr.	Marketing Strategy	Apartments.com and Craigslist

Current Concessions	None	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	Residents leave to buy homes or reside in assisted living facilities.	How long has the Manager been at the Property? How far away does the Manager live?	Risa Lee has been with elon for one year and also shares time as the Assitant Manager at Morgan Trace. She lives 15 min from the Property. Zayed Robinson also shares her time between the two properties.

List of All Units Visited/Seen:	#33 Bldg 4 - Studio #30 Bldg 4 - 1-BR 1BA #47 Bldg 6 - 1BR 1BA

Visit Summary:

This 60 unit has one curb cut and adequate parking, with designated handicapped spaces. It was at 90% occupancy at the time of inspection, according to management. #33 is considered a down unit due to a recent eviction and excessive mold. None of the empty units are rent ready. #30 is in the process of a complete renovation and will have dark cabinetry replacement. As apartments are turned over, the divider is being removed to allow for a desired open floor plan. One laundry, located in bldg 5, and one maintenance shop, are on the Property. A single maintenance person, Mathias, shares time between the two properties, along with the managers. There are w/d hookups in the 1BR and 2BR units. Dishwashers are being added at turnover as an upgrade. All units have vaulted ceilings and pull down ladder access to attic storage. The units are all electric, metered with service through Georgia Power. Utilities of trash, water, and sewer are bundled with the monthly rent fees as $40 - Studio, $50 1BR, and $60 2BR. Primary competitors, according to management, are Oakley Shoals, also a single story complex, and Summit Apartments.

Are there any issues with crime at or around the property?
None
Comment on the Roof
Bldg 4 is scheduled for partial replacement. Bldg 1 was partially replaced in 2020. Bldg 7 was a total replacement in 2020.
Comment on the Siding
Overall condition of the siding, guttering, and fascia is good. Photos noted the aging on the wooden retaining wall in front of the leasing office building.
Condition of Parking Area
Asphalt was observed to be in good condition. No observed deferred maintenance.

Multifamily Property Site Inspection Form

Property Name	Olivewood	Inspection Date	9/23/21

		Inspection Time	3:09 PM

Property Manager’s Name	Kim Taylor	Property Type	Multifamily

Overall Quality Rating	Fair	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	South side of East 21st Street at Olivewood Drive.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Indianapolis, IN	Nearest Major Hwys	Interstate 465

Distance to Major City	8.8 mi	Distance to Major Hwys	0.3 mi

Direction to Major City	West	Direction to Major Hwys	Southeast

Location Strength 1	0.25 miles SE of Interstates 70 and 465	Demand Generator 1	Manufacturing / Warehouse / Industrial

Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government / Municipal

Location Strength 3	15 minute drive to Indianapolis CBD.	Demand Generator 3	Education / School District / Medical

MULTI Property Type Specific Questions:

Largest Common Employer	Per the Property Manager: Raytheon	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.

Current Concessions	Per the Property Manager: For that day only, waiving all application fees.	Recent Crime	Per the Property Manager: No major crime events or issues.

Where do resident’s who leave the Property go to live?	Per the Property Manager: They buy homes, move out due to family changes such as getting married.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager has been at the Property for seven weeks and lives nine miles away (15-min drive).

List of All Units Visited/Seen:	Unit 2013 (2BR/2BA, vacant), Unit 7903 (1BR/1BA, vacant), Unit 2072 (Studio, vacant)

Visit Summary:

The Property was built in 1985 and consists of 20, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 128 units featuring the following mix: studios (25 units), 1BR/1BA (86 units), 2BR/1BA (11 units), and 2BR/2BA (6 units). None of the units were down or unrentable. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise. As of the inspection date, there were three vacant units (one studio, two 1BR/1BA).

The Property is located in the eastern section of the city of Indianapolis outside the Interstate 465 beltway and is close to schools, grocery stores, other commercial retail stores, hospitals, and recreational areas. The Property benefits from good signage, access, visibility, and ingress/egress with one curb cut along the South side of 21st Street.  The Property is approximately one mile West of a full interchange at Interstate 70 and Post Road that links the area to downtown Indianapolis, IN to the West and Louisville, KY to the South via Interstate 65.  The Property is compatible with the neighborhood that consists of similar vintage multifamily, single-family residential subdivisions, and small commercial retail buildings.  Public bus transportation was available and within walking distance of the Property.

The Property is comprised of one-story buildings that are easily accessible by elderly residents as well as residents that do not want neighbors living above them.  The Property is located in a quiet area of town that some residents prefer.  The Property’s rental rates fill a need in the market for lower-cost housing alternatives for blue-collar workers.  The area is easily accessible, the Property is located near expressways, and access to schools, houses of worship, and commercial retail is good.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?
Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, she noted full roof replacements were done on five buildings in the last five years while half-roofs were done six to seven buildings in the last five years. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed but there was one roof observed with slight buckling shingles and wood rot in the underlying fascia.
Comment on the Siding
Per the Property Manager, she noted six pieces of cracked siding especially near the crawl spaces. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed. There are various areas at the lower portion of the siding in which minor rot and discoloration was observed and verified near the crawl spaces.
Condition of Parking Area
The parking lot was in overall fair condition, appeared to be recently seal coated, with various sealed and repaired cracks and potholes; parking stall striping was in overall fair condition.

Multifamily Property Site Inspection Form

Property Name	Parkville	Inspection Date	9/17/21

		Inspection Time	11:00 AM

Property Manager’s Name	Chris Lofton	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Located off E Dublin-Granville Rd, Rt 161, connector to Interstate 71 (1.7 mi) and 2 mi to I-270.

Market Information:

Location	Urban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Columbus, OH	Nearest Major Hwys	I -270 and I-71

Distance to Major City	Located in Columbus, OH	Distance to Major Hwys	1.7 mi and 2 mi

Direction to Major City	South	Direction to Major Hwys	West

Location Strength 1	I-270 and I-71	Demand Generator 1	Amazon

Location Strength 2	COTA Central Ohio Transit Authority, John Glenn Columbus International Airport	Demand Generator 2	Medical and government offices.

Location Strength 3	State Capital	Demand Generator 3	OSU Medical Center

MULTI Property Type Specific Questions:

Largest Common Employer	OSU, other healthcare facilities, students, retired	Marketing Strategy	Craigslist

Current Concessions	None offered at this time	Recent Crime	Minor break-ins to autos

Where do resident’s who leave the Property go to live?	Most residents leaving this Property are homebuyers	How long has the Manager been at the Property? How far away does the Manager live?	Chris Lofton has been with ELON for six months and lives approx. 30 min from the Property.

List of All Units Visited/Seen:	1-BR Bldg. 6 - Unit 5642 and 1-BR Bldg. 5 - Unit 5666

Visit Summary:

Parkville Apartments, built in 1978, is at 95% occupancy as of 9/17/21. It has 100 units, one entrance, one laundry, and is located one mile off Rt 161, a major connector for Interstates 71 and 270. All units have vaulted ceilings and attic storage. The 1BR and 2BR have w/d hookups and patios. The majority of residents are caregivers and students. The District Manager, Karla Fltcher was on site for the inspection. The Property is well maintained. There is one maintenance person and one parttime shared with sister properties. The nearest competitors are Park Ridge, Trinity Square, and Maple Canyon.

Are there any issues with crime at or around the property?
No major crime has been reported, though minor break-ins to autos have occurred. The laundry facility is locked during the night.
Comment on the Roof
According to management, the roof on Bldg. 12 has been replaced in 2021. At the time of the inspection it was noted that most roofs were observed to be in good condition.
Comment on the Siding
Overall condition of the siding and guttering was observed as good with typical aging. Guttering is scheduled to be cleaned in October 2021.
Condition of Parking Area
The parking lot was observed to be in overall good condition.

Multifamily Property Site Inspection Form

Property Name	Plumwood Apartments	Inspection Date	9/14/21

		Inspection Time	9:00 AM

Property Manager’s Name	Roy Bennett	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Access off of Hall Road, with less than one mile to I-270

Market Information:

Location	Urban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Columbus, OH	Nearest Major Hwys	I -270

Distance to Major City	Located in Columbus, OH	Distance to Major Hwys	1 mi

Direction to Major City	Northeast	Direction to Major Hwys	East

Location Strength 1	Interstate 270	Demand Generator 1	Amazon

Location Strength 2	COTA Central Ohio Transit Authority, John Glenn CMH International Airport	Demand Generator 2	Government offices

Location Strength 3	State Capital	Demand Generator 3	OSU Medical Center

MULTI Property Type Specific Questions:

Largest Common Employer	Amazon, nearby large area auto dealerships, medical personnel and students	Marketing Strategy	Apartments.com, Craigslist

Current Concessions	None offered at this time	Recent Crime	None reported other than minor car break-ins during the summer months

Where do resident’s who leave the Property go to live?	Many of the residents leaving this complex go to a sister Property for an upgrade, or are buying a home.	How long has the Manager been at the Property? How far away does the Manager live?	Roy Bennett has been at this Property for two years and commutes approx 20 min to work. He began his career with ELON in 2011.

List of All Units Visited/Seen:	Vacant units inspected - Bldg 11 -1144 1-BD Bldg 3 -5389 2-BD Bldg 15 -1156 Studio Bldg 20 -5340 1-BD

Visit Summary:

Plumwood Apartment complex is with one mile to I-270 and one mile to public transportation. According to Management, the occupancy rate of this 143 unit complex as of 9/14/21 is at 89.51%. Some of the residents have moved here as their first step into the urban lifestyle, this location being on edge of Metro Columbus. There are abundant nearby shopping plazas and restaurants, and also a casino. The majority of residents work at Amazon, the nearby large auto mall dealerships, Kroger, and Fed Ex. At the time of inspection this Property has a property manager, Roy Bennett, as well as a new (2021) leasing agent, Courtney Kraner. Both were very helpful and knowledgeable with property information. One of the two maintenance personel is on call 24/7. There are two maintenance sheds on the Property, and one laundry in Bldg 8, open to residents 24/7. The Property was built in two phases in 1979 and 1983. Plumwood has two entrances to the Property off Hall Rd. The nearest competitor, according to management, is WindRush Apartments, within one mile.

Are there any issues with crime at or around the property?
No major crime has been reported though a few minor car break-ins occurred during the summer months.
Comment on the Roof
According to Management, there were roof repairs to Bldgs 3 & 8 and a roof replacement to Bldg 18 in 2014. At the time of the inspection it was noted that though most roofs were observed to be in good condition, some may be nearly end of 20+ yr life expectancy.
Comment on the Siding
Overall condition of the siding on the majority of the buildings was observed to be good with minor repairs and maintenance issues. Guttering appeared older but maintained. Bldg 5 is in the process of repairs to the siding and sidewalks (Bldg 8).
Condition of Parking Area
The parking lot was observed to be in good condition, with management reporting some repairs and patching in 2020. Concrete sidewalks have had some repairs with more scheduled for Fall 2021.

Multifamily Property Site Inspection Form

Property Name	Red Deer	Inspection Date	9/23/21

		Inspection Time	3:00 PM

Property Manager’s Name	Tammy Kessel	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Sewer grate missing. Potholes need repair. Cut / trim dead trees. Old tennis court on Property.

Market Information:

Location	Suburban	Area Income Level	Middle

New Construction / Supply	NAP	Growth of Area	Growing

Nearest Major City	Fairborn OH	Nearest Major Hwys	675

Distance to Major City	14.4 mi.	Distance to Major Hwys	0.6 mi.

Direction to Major City	West	Direction to Major Hwys	Northeast

Location Strength 1	Wright-Patterson AFB. Various “green belts” on property.	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Wright-Patterson AFB, Kettering Health Network, University of Dayton	Marketing Strategy	Social Media

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home. Military transfers.	How long has the Manager been at the Property? How far away does the Manager live?	Eight years at Property, eight years with company. 11 miles away from the Property.

List of All Units Visited/Seen:	2283 / 2267 / 2293

Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this Property has an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. Various open “green belts” on property for dog walking, etc. and old unused tennis court that could be converted to other uses. Deferred maintenance observed on Property; sewer grate missing, potholes need repair and cut dead trees on Property.

Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related. No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per manager, roof repairs or replacement are completed on a as need basis. Some near end of lifespan, overall in good condition.

Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance. Interior street(s) and parking spaces/lots are in fair condition, see deferred maintenance notes above.

Multifamily Property Site Inspection Form

Property Name	Rosewood	Inspection Date	9/17/21

		Inspection Time	9am

Property Manager’s Name	Sheena Writesel	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Located one mile off Rt 161- E Dublin-Granville Rd, a major connector for I-270 and I-71.

Market Information:

Location	Urban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Columbus, OH	Nearest Major Hwys	I -270 and I-71

Distance to Major City	Located in Columbus, OH	Distance to Major Hwys	One mile and three miles

Direction to Major City	South	Direction to Major Hwys	North

Location Strength 1	Interstate 270 (one mile) and I-71 (three miles)	Demand Generator 1	Amazon

Location Strength 2	COTA Central Ohio Transit Authority, John Glenn Columbus International Airport	Demand Generator 2	Medical and government offices.

Location Strength 3	State Capital	Demand Generator 3	OSU Medical Center

MULTI Property Type Specific Questions:

Largest Common Employer	OSU, other healthcare facilities, and hospitality	Marketing Strategy	Craigslist

Current Concessions	None offered at this time	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	Most residents leaving this Property are relocating due to job transfers	How long has the Manager been at the Property? How far away does the Manager live?	Sheena Writesel has been with ELON for one month and lives approx 20 min from the Property.

List of All Units Visited/Seen:	No vacant units 100% Occupancy. Unit 5534 is the laundry.

Visit Summary:

Rosewood Apartments is at 100% occupancy as of 9/17/21. Built in 1985, this property has 89 units, with one laundry and one maintenance shop. There is one curb cut, and property is located one mile off Rt 161, a major connector for Interstates 71 and 270. Aprox 20% of the units have dishwashers. All units have vaulted ceilings and attic storage. The 1BR and 2BR have w/d hookups and patios. The majority of residents work at OSU. At the time of inspection this property has a new property manager, Sheena Writesel. The District Manager, Karla Fltcher was on site for the inspection. There are currently 2 evictions in process, however, it is expected that these may be resolved with the Impact monies offered by the assist program currently in place in Ohio. The maintenance person is currently shared with the nearby sister properties. The nearest competitors are nearby Springwood and Ponderosa Village.

Are there any issues with crime at or around the property?
No major crime has been reported.
Comment on the Roof
According to management, there were roof repairs to Bldg 2 in 2021, and roof replacement to Bldgs 3 and 9. At the time of the inspection it was noted that most roofs were observed to be in good condition, with the majority being within 15 yr of age.
Comment on the Siding
Overall condition of the siding is good. Guttering and eaves were observed as aging with some needing minor repairs.
Condition of Parking Area
The parking lot was observed to be in overall good condition with small areas of flaking.

Multifamily Property Site Inspection Form

Property Name	Sandalwood	Inspection Date	9/14/21

		Inspection Time	3:00 PM

Property Manager’s Name	Haylee Werner	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Renovations / repairs as needed on buildings / individual units. One ingress/egress.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Toledo OH	Nearest Major Hwys	475

Distance to Major City	7 mi.	Distance to Major Hwys	2 mi.

Direction to Major City	East	Direction to Major Hwys	West

Location Strength 1	Univ. of Toledo	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Chrysler-Jeep / Amazon	Marketing Strategy	Social Media

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	Two years at Property, three years with company. 7.3 miles away from Property.

List of All Units Visited/Seen:	38

Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc.. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this Property has an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on Property or individual buildings.

Are there any issues with crime at or around the property?
Note any issues with crime at or around the property or the items observed to possibly be crime related.- No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per Manager, roof repairs or replacement are completed on a as need basis. Some near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance. Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	Rosewood	Inspection Date	9/17/21

		Inspection Time	12:30 PM

Property Manager’s Name	Lisa Hill	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Located off Karl Rd and 0.4 miles from the interchange of I-270 and I-71.

Market Information:

Location	Urban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Columbus, OH	Nearest Major Hwys	I -270 and I-71

Distance to Major City	Located in Columbus, OH	Distance to Major Hwys	0.4 mi

Direction to Major City	South	Direction to Major Hwys	North

Location Strength 1	Interstates I-270 and I-71	Demand Generator 1	Medical facilities

Location Strength 2	COTA Central Ohio Transit Authority, John Glenn Columbus International Airport	Demand Generator 2	Government offices.

Location Strength 3	State Capital	Demand Generator 3	OSU Medical Center

MULTI Property Type Specific Questions:

Largest Common Employer	OSU, other healthcare facilities, Amazon	Marketing Strategy	Craigslist

Current Concessions	None offered at this time	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	There has been very little turnover at this Property. Those leaving usually are homebuyers.	How long has the Manager been at the Property? How far away does the Manager live?	Lisa Hill has been at this Property one year and with ELON for four yrs. She lives on the Property.

List of All Units Visited/Seen:	6681 Studio Bldg. 1 and 6637 1 BR Bldg. 3

Visit Summary:

Sherbrook Apartments is at 91.67% occupancy as of 9/17/21. Built in 1983, it has 64 units with one curb cut, and is located off Karl Rd, just 0.4 miles from Interstates 71 and 270, and approx. 11 miles from city center. The maintenance person, Brian, has been with elon for six yrs., lives 10 min from the Property, and is also shared with sister properties for maintenance. The majority of residents are retired, some being retired military. Also residing here are healthcare employees, IT, and remote employees.

Are there any issues with crime at or around the property?
No major crime has been reported.
Comment on the Roof
According to management, there were roof replacements to Bldgs. 1 and 8 in 2020 and Bldg. 7 in 2021.
Comment on the Siding
Overall condition of the siding and guttering is good with no notable deferred maintenance at the time of inspection.
Condition of Parking Area
The parking lot was observed to be in overall good condition with no recent repairs.

Multifamily Property Site Inspection Form

Property Name	Spicewood	Inspection Date	9/23/21

		Inspection Time	1:20 PM

Property Manager’s Name	Michaela Dollahan	Property Type	Multifamily

Overall Quality Rating	Fair	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	North side of National Ave. Intersection of Spicewood Dr and National Ave.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Indianapolis, IN	Nearest Major Hwys	Interstates 65 and 465

Distance to Major City	4.2 mi	Distance to Major Hwys	5.0 mi

Direction to Major City	North	Direction to Major Hwys	South

Location Strength 1	Five miles NW of Interstates 65 and 465	Demand Generator 1	Manufacturing / Warehouse / Industrial

Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government / Municipal

Location Strength 3	15 minute drive to Indianapolis CBD.	Demand Generator 3	Education / School District / Medical

MULTI Property Type Specific Questions:

Largest Common Employer	Per the Property Manager: She was not entirely sure but noted many residents here were on social security.	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.

Current Concessions	Per the Property Manager: None	Recent Crime	Per the Property Manager: No major crime events or issues.

Where do resident’s who leave the Property go to live?	Per the Property Manager: Natural death, some college kids who are here go back home. 15%-20% of the residents are University of Indianapolis students.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager has been at the property for 2.5 years and lives 20 miles away (30-min drive).

List of All Units Visited/Seen:	Unit 362 (Studio, vacant)

Visit Summary:

The Property was built in 1986 and consists of nine, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 49 units featuring the following mix: studios (14 units), 1BR/1BA (32 units), 2BR/2BA (two units), and 3BR/1BA (one unit). None of the units were down or unrentable. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise. As of the inspection date, there was one vacant unit (one Studio).

The Property is located in the southern section of the city of Indianapolis within the Interstate 465 beltway and is close to schools, grocery stores, the University of Indianapolis (one mile east), other commercial retail stores, hospitals, and recreational areas. The Property benefits from good signage, access, visibility, and ingress/egress with one curb cut along the north side of National Avenue.  The Property is approximately one mile West of a full interchange at Interstate 65 and Keystone Avenue that links the area to downtown Indianapolis, IN to the North and Louisville, KY to the South.  The Property is compatible with the neighborhood that consists of similar vintage multifamily, single-family residential subdivisions, and small commercial retail buildings.  Public bus transportation is available within walking distance of the Property.

The Property is comprised of one-story buildings that are easily accessible by elderly residents as well as residents that do not want neighbors living above them.  The Property is located in a quiet area of town that some residents prefer.  The Property’s rental rates fill a need in the market for lower-cost housing alternatives for blue-collar workers.  The area is easily accessible, the Property is located near expressways, and access to schools, houses of worship, and commercial retail is good.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?
Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, the repairs on roofs are done as needed but had no idea about the roof history. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed but there were two approximate 10 ft x 10 ft sections that were covered with tarp for repairs.
Comment on the Siding
Per the Property Manager, she had no idea about the history of the siding. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed. There are various areas at the lower portion of the siding in which minor rot and discoloration was observed.
Condition of Parking Area
The parking lot was in overall fair condition, appeared to be faded throughout, with various cracks and minor potholes, and parking stall striping slightly faded.

Multifamily Property Site Inspection Form

Property Name	Stewart Way	Inspection Date	9/23/21

		Inspection Time	2:30 PM

Property Manager’s Name	Tiffany Drago	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	There are 2 entrances to property - Stewart Way and Taylor Rd, located 20 min from I-95 via US Route 84.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Savannah, GA	Nearest Major Hwys	I- 95 I-16

Distance to Major City	40 mi	Distance to Major Hwys	16 mi - East 30 mi - North

Direction to Major City	Northeast	Direction to Major Hwys	East

Location Strength 1	SAV Airport 38 mi	Demand Generator 1	Fort Stewart

Location Strength 2	I-95 - 16 mi east	Demand Generator 2	Fort Stewart

Location Strength 3	I-16 - 30 mi north	Demand Generator 3	Fort Stewart

MULTI Property Type Specific Questions:

Largest Common Employer	Fort Stewart	Marketing Strategy	Facebook

Current Concessions	None	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	Low turnover due to military occupancy	How long has the Manager been at the Property? How far away does the Manager live?	Tiffany Drago has been with the Property for nine years. She commutes from Richmond Hill, approx. 30 min.

List of All Units Visited/Seen:	6B 1-BR 2C 1-BR 13A 1-BR 9A Studio 4G Studio

Visit Summary:

This 190 unit Property, located 1.8 mi from Fort Stewart Army Base, began with phase one completed in 1981. It has 23 bldgs., with 276 parking spaces, and 91.58% occupancy as of 9/23/21. Three laundries, located in bldgs. 4, 14, and 17, are on the Property. There are w/d hookups in the one and two BR units. All units have vaulted ceilings and pull down ladder access to attic storage. The property manager, Tiffany Drago, and the Regional Maintenance Supervisor, Darren Thomas, were onsite for the inspection. Darren lives 4 min from Stewart Way, and provides primary maintenance, due to the current Covid-related labor shortage. A new maintenance person started work last week. Office staff also includes a leasing agent and an asst mgr. Vacant units not ready to turn are due to this labor shortage. There has been approx. 15% piping replacement of PVC. Upgrading at turn typically includes white cabinetry and new carpeting. The units are all electric, metered with service through Georgia Power. Utilities of trash, water, and sewer are paid with the monthly rent. The complex is 90% active military, with a small percentage of retired military also. Primary competition, according to management, is Treetop, offering a pool and park, with more two bedroom units available.

Are there any issues with crime at or around the property?
None
Comment on the Roof
Roofing replacement includes bldgs. 18, 19, and 11 in 2021. Also scheduled for October 2021 are bldgs. 1 and 15. As sited as deferred maintenance in photos, these roofs currently have tarps.
Comment on the Siding
Overall condition of the siding, guttering, and fascia is good. Unit 6B, and bldg. 6, is in the process of repair.
Condition of Parking Area
Asphalt was resealed in 2019, with no notable deferred maintenance at time of inspection.

Multifamily Property Site Inspection Form

Property Name	Stonehenge	Inspection Date	9/17/21

		Inspection Time	1:30 PM

Property Manager’s Name	Valerie Bucher	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Manufactured Housing

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Secondary Arterial / Collector	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	All buildings being painted at EOM. Renovations / repairs as needed on buildings / individual units. One ingress/egress.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Massillon OH	Nearest Major Hwys	77

Distance to Major City	1.9 mi.	Distance to Major Hwys	9.4 mi.

Direction to Major City	Southeast	Direction to Major Hwys	East

Location Strength 1	Surrounded by farmland, very quite	Demand Generator 1	Quite, desirable setting

Location Strength 2	Close to shopping, restaurants, etc.	Demand Generator 2	Pleasant curb appeal

Location Strength 3	Various employers in short radius	Demand Generator 3	All ground level units

MULTI Property Type Specific Questions:

Largest Common Employer	Cleveland Clinic Health Care / Amazon / Timken Steel	Marketing Strategy	Social Media

Current Concessions	None	Recent Crime	None

Where do resident’s who leave the Property go to live?	Buy their own home.	How long has the Manager been at the Property? How far away does the Manager live?	15 years at Property, 18 years with the company. 11.0 miles away from the Property.

List of All Units Visited/Seen:	A

Visit Summary:

Briefly summarize your visit here. Be sure to highlight any relevant notes that were previously unknown or are contradictory to the diligence.

Property is in a good, presentable condition. Frontage and signage has good visibility, leasing office is prominently marked, easy to find and clean. Roadway(s) are clear of any trash or debris, parking spaces/lots are marked and both are devoid of any major potholes, etc.. Landscaping was in good condition and grass was mowed. Individual units upon move-out, may or may not have carpet replaced with LVP flooring and islands put in kitchens. All units, except Studios have washer-dryer hook-ups, and this Property has an onsite laundry center. Tenants pay all utilities, water, sewer, electric and trash is pro-rated by unit size. No deferred maintenance was noted or observed on Property or individual buildings.

Are there any issues with crime at or around the property?
Note any issues with crime at or around the Property or the items observed to possibly be crime related. No major issues with any type of crime on Property.
Comment on the Roof
If provided note when the roof was last replaced or repaired; as well as your overall opinion of it.

Per manager, roof repairs or replacement are completed on a as need basis. Some near end of lifespan, overall in good condition.
Comment on the Siding
Give an overall impression of the siding and if there are any issues or concerns. Siding on buildings is in good condition. No damage or repairs needed.
Condition of Parking Area
Note the overall condition of the parking and any issues/differed maintenance. Interior street(s) and parking spaces/lots are in good condition with no major potholes or repairs needed.

Multifamily Property Site Inspection Form

Property Name	Stonehenge	Inspection Date	9/23/21

		Inspection Time	2:15 PM

Property Manager’s Name	Brenda Robling	Property Type	Multifamily

Overall Quality Rating	Fair	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	Yes	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	Yes	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	SWC of English Avenue and South Franklin Road

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Indianapolis, IN	Nearest Major Hwys	Interstate 465

Distance to Major City	8.1 mi	Distance to Major Hwys	2.0 mi

Direction to Major City	West	Direction to Major Hwys	North

Location Strength 1	Two miles S of Interstate 465	Demand Generator 1	Manufacturing / Warehouse / Industrial

Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government / Municipal

Location Strength 3	20 minute drive to Indianapolis CBD.	Demand Generator 3	Education / School District / Medical

MULTI Property Type Specific Questions:

Largest Common Employer	Per the Property Manager: Eli Lilly	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.

Current Concessions	Per the Property Manager: For 2BR units, $200 off on a 12-month lease.	Recent Crime	Per the Property Manager: No major crime events or issues.

Where do resident’s who leave the Property go to live?	Per the Property Manager: They buy homes or move to nursing homes. Tenants at subject primarily older demographic.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager has been at the Property for five years and lives 7.5 miles away (10-min drive).

List of All Units Visited/Seen:	Unit 561 (Studio, vacant)

Visit Summary:

The Property was built in 1987 and consists of 10, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 60 units featuring the following mix: studios (six units), 1BR/1BA (42 units), 2BR/1BA (nine units), and 2BR/2BA (three unit). None of the units were down or unrentable. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise. As of the inspection date, there were two vacant units (one Studio, and one 2BR/2BA).

The Property is located in the southeastern section of the city of Indianapolis just outside the Interstate 465 beltway and is close to schools, grocery stores, other commercial retail stores, hospitals, and recreational areas. The Property benefits from good signage, access, visibility, and ingress/egress with one curb cut along the West side of Franklin Road.  The Property is approximately one mile North and South of a full interchange at Interstate 465 and Washington Street as well as Interstate 465 and Brookville Road  that links the area to downtown Indianapolis, IN to the West and Louisville, KY to the South.  The Property is compatible with the neighborhood that consists of similar vintage multifamily, single-family residential subdivisions, and small commercial retail buildings.  Public bus transportation was not evidenced to be immediately available and within walking distance of the Property.

The Property is comprised of one-story buildings that are easily accessible by elderly residents as well as residents that do not want neighbors living above them.  The Property is located in a quiet area of town that some residents prefer.  The Property’s rental rates fill a need in the market for lower-cost housing alternatives for blue-collar workers.  The area is easily accessible, the Property is located near expressways, and access to schools, houses of worship, and commercial retail is good.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?
Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, she noted that the roofs were done five years ago with three half-roofs done last year. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed but there was one roof observed with slight buckling shingles and wood rot in the underlying fascia.
Comment on the Siding
Per the Property Manager, she noted no issues with the siding. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed. There are various areas at the lower portion of the siding in which minor rot and discoloration was observed.
Condition of Parking Area
The parking lot was in overall poor condition, appeared to be faded throughout, with various cracks and minor potholes, and parking stall striping faded.

Multifamily Property Site Inspection Form

Property Name	Timberwood	Inspection Date	9/24/21

		Inspection Time	12:30 PM

Property Manager’s Name	Beverly Cooper	Property Type	Multifamily

Overall Quality Rating	Good	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	There is one entrance to the Property on Mason Terrace Rd off US Rt 341, a connector 0.5 mi to I-75. The East side of the Property abuts I-75.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Macon, GA	Nearest Major Hwys	I-75

Distance to Major City	28 mi	Distance to Major Hwys	0.5 mi

Direction to Major City	North	Direction to Major Hwys	East

Location Strength 1	ATL airport 110 mi	Demand Generator 1	Perdue Chicken and Frito-Lay

Location Strength 2	Interstate 75 0.5 mi	Demand Generator 2	Geico

Location Strength 3	I-16 - 30 mi north	Demand Generator 3	Houston County Government

MULTI Property Type Specific Questions:

Largest Common Employer	Perdue Chicken	Marketing Strategy	Craigslist, Facebook

Current Concessions	None	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	Typically residents who leave become homebuyers.	How long has the Manager been at the Property? How far away does the Manager live?	Beverly Cooper has been with the property for eight years. She commutes seven miles.

List of All Units Visited/Seen:	#90 Bldg. 9 1BR 1 BA, #13 Bldg. 1 Studio, #23 Bldg. 2 2BR 2BA

Visit Summary:

This 60 unit Property, built in 1985, has 9 bldgs., with one entrance, adequate parking and reserved spaces for handicapped residents. There are three ADA 1-BR apts in the complex. Occupancy is at 100% as of 9/24/21. The interior inspections were made from the doorway only of three occupied units, due to COVID restrictions. There is one laundry and one maintenance shop on the property. All 2 BR units have dishwashers. Cabinetry in units when upgraded, are in either dark or white wood finish. Approximately seven or eight units have been upgraded with premium rent increases @ $100 pr mo., according to management. The units have vaulted ceilings and pull down ladder access to attic storage. The Property Manager, Beverly Cooper, and the maintenance person, Stephen Cato, were onsite for the inspection. Stephen has been employed for two months. The units are all electric, metered with service through Georgia Power. The laundry has propane. Utility fees for trash, water, and sewer are $32-Studio, $42-1 BR, $52-2 BR. Primary competition in the immediate area was cited as Winslow, Perry Hts, and Hampton Apts.

Are there any issues with crime at or around the property?
None
Comment on the Roof
There has been a roof replacement to Bldg. 2 and partial repair/replace to Bldgs. 3 and 4 since 2019.
Comment on the Siding
Overall condition of the siding, guttering, and fascia at the time of inspection is good with no observed deferred maintenance. There have been some repairs to fascia as needed. The guttering is original according to management.
Condition of Parking Area
There was no notable deferred maintenance at time of inspection with recent resealing within two years. Sidewalks are in good condition with repairs/replacements as needed.

Multifamily Property Site Inspection Form

Property Name	Willow Run	Inspection Date	9/23/21

		Inspection Time	9:00 AM

Property Manager’s Name	Jennifer Goldsmith	Property Type	Multifamily

Overall Quality Rating	Fair	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Poor

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Fair	Other Site / Access Information	East side of Plaza Drive just South of University Woods Drive.

Market Information:

Location	Suburban	Area Income Level	Moderate

New Construction / Supply	Yes	Growth of Area	Stable

Nearest Major City	Louisville, KY	Nearest Major Hwys	Interstate 265

Distance to Major City	10.5 mi	Distance to Major Hwys	1.0 mi

Direction to Major City	Southeast	Direction to Major Hwys	North

Location Strength 1	Less than one mile S from Interstate 265.	Demand Generator 1	Manufacturing

Location Strength 2	Close to grocery & supporting commercial.	Demand Generator 2	Government/Municipal

Location Strength 3	Less than 30 min drive to major MSA.	Demand Generator 3	Education

MULTI Property Type Specific Questions:

Largest Common Employer	Per the Property Manager: Baptist Floyd Hospital and the local school district.	Marketing Strategy	Per the Property Manager: Apts.com and Craigslist.

Current Concessions	Per the Property Manager: None.	Recent Crime	Per the Property Manager: No major crime events or issues.

Where do resident’s who leave the Property go to live?	Per the Property Manager: They buy homes.	How long has the Manager been at the Property? How far away does the Manager live?	The Property Manager has been at the Property since 1999 and lives 19 miles away (20-min drive).

List of All Units Visited/Seen:	Unit 4 (studio, occupied, no in-unit laundry in studios), Unit 48 (1BR/1BA, vacant, has in-unit laundry hookups, vacant since 8/31/21)

Visit Summary:

The Property was built in the 1984 and consists of 11, one-story, modular buildings constructed with a concrete block foundation (with crawlspace), painted composite siding, aluminum-frame windows, steel doors, and asphalt-shingle roofs. The Property contains 64 units featuring a mix of studios (5 units), 1BR/1BA (46 units), 2BR/1BA (10 units), and 2BR/2BA (three units). None of the units were down or unrentable. Property features include signage, landscaping, site lighting, concrete curbs/walks, a leasing office, postal station, common laundry, surface parking, and public utilities. Units are all-electric and feature contractor-quality finishes, appliances, and hardware including laminate flooring (entry foyer, kitchen, and BAs), carpeting (BRs and living areas), wallcoverings, a PTAC unit, W/D hook-ups, a water heater, and outdoor patios (except for studios). Bathrooms feature a sink/vanity with an acrylic tub and one-piece surround. Kitchens feature a range oven, standard-size refrigerator, and dishwasher (select units only). Overall, the Property was considered to be in overall fair exterior and interior condition. Based on the Property’s condition at the time of the inspection, capital expenditures appeared to be minimal while deferred maintenance is managed proactively as issues arise. As of the inspection date, only unit was vacant.

The Property is located in the northern section of the city of New Albany, directly across from Louisville, KY to the south and is close to schools, grocery stores, other commercial retail stores, and hospitals. The Property benefits from good signage, access, and ingress/egress with one curb cut along the East side of Plaza Drive.  The Property has poor visibility off Plaza Drive as it is in an interior location blocked by a car wash facility and a small retail store.  The Property is approximately one mile South of a full interchange at Interstate 265 and Grant Line Road that links the area to Indianapolis, IN to the North via Interstate 65 and Louisville, KY to the South via Interstate 64.  The Property is compatible with the neighborhood that consists of older multifamily, single-family residential subdivisions, and small commercial retail buildings.  Public bus transportation is available two blocks west along Grant Line Road.

The Property is comprised of one-story buildings that are easily accessible by elderly residents as well as residents that do not want neighbors living above them.  The Property is located in a quiet area of town that some residents prefer.  The Property’s rental rates fill a need in the market for lower-cost housing alternatives for blue-collar workers.  The area is easily accessible, the Property is located near expressways, and access to schools, houses of worship, and commercial retail is good.

The Property is an older apartment complex that will require ongoing repair, maintenance, and future capital investment to remain viable. Tenants at the Property are likely lower-wage earners dependent upon the local retail, industrial, warehouse/distribution, and manufacturing industries in the immediate market. Should these companies close or institute mass layoffs, demand for units at the Property may be impacted.

Are there any issues with crime at or around the property?

Per the Property Manager, no crime issues. Per the site inspection, no issues or elements observed.
Comment on the Roof
Per the Property Manager, an estimated eight to nine roofs were replaced approximately 10 years ago. No further detail was provided. Based on the site inspection, the roofs were in overall fair condition. No loose shingles were observed but there were two instances in which the asphalt shingle roof layer was observed to be buckling upwards with some minor sag at the management office building.
Comment on the Siding
Per the Property Manager, there have been no issues with the exterior siding. No further detail was provided. Based on the site inspection, the exterior siding is comprised of cementitious fiber planks similar in composition to Hardie-Plank / Hardie-Board exterior siding and was in overall fair condition. No loose siding was observed. There are various areas at the lower portion of the siding in which minor rot and discoloration was observed.
Condition of Parking Area
The parking lot was in overall good condition, appeared to be recently seal coated, with minor cracks filled and sealed, and parking stall striping recently painted. No large potholes were observed.

Multifamily Property Site Inspection Form

Property Name	Winthrop Court Apartments	Inspection Date	9/17/21

		Inspection Time	10am

Property Manager’s Name	Martina Martin	Property Type	Multifamily

Overall Quality Rating	NAP	Property Sub-Type	Garden Style

Site Information:

Excess / Undeveloped Land Nearby	No	Traffic Volume	Average

Ingress / Egress	Yes	Signaled Intersection	No

Corner	No	Visibility	Good

Type of Roadway	Side Street	Frontage	Good

Access to Major Arteries	Good	Turn Lane	No

Overall Neighborhood	Good	Other Site / Access Information	Located 0.5 mile off Rt 161- E Dublin-Granville Rd, a major connector for I-270 and I-71.

Market Information:

Location	Urban	Area Income Level	Moderate

New Construction / Supply	No	Growth of Area	Stable

Nearest Major City	Columbus, OH	Nearest Major Hwys	I -270 and I-71

Distance to Major City	Located in Columbus, OH	Distance to Major Hwys	One mile and three miles.

Direction to Major City	South	Direction to Major Hwys	West

Location Strength 1	Interstate 270 (1 mi) and I-71 (3 mi)	Demand Generator 1	Amazon

Location Strength 2	COTA Central Ohio Transit Authority, John Glenn Columbus International Airport	Demand Generator 2	Medical and government offices.

Location Strength 3	State Capital	Demand Generator 3	OSU Medical Center

MULTI Property Type Specific Questions:

Largest Common Employer	OSU, other healthcare facilities, and hospitality	Marketing Strategy	Craigslist and Apartments.com

Current Concessions	None offered at this time	Recent Crime	None reported

Where do resident’s who leave the Property go to live?	Most residents leaving this property are relocating due to job transfers, or need larger homes.	How long has the Manager been at the Property? How far away does the Manager live?	Martina Martin has been with elon for three years. She was out with COVID at the time of site inspection. A floating manager, Erin Halloway, has been assigned.

List of All Units Visited/Seen:	Vacant units - 2385 Bldg 17 1BR 2470 Bldg 7 Studio

Visit Summary:

Winthrop Apartments has 100 units and is at 97% occupancy as of 9/17/21. Phase 1 was built in 1983 and has two entrances. Phase 2 was built in 1985 and has one entrance. It is located off Rt 161, E Dublin-Granville Rd, a major connector for Interstates 71 and 270. The District Manager, Karla Fletcher was on site for the inspection. The maintenance person, Jeff, has been with the Property for seven years. The nearest competitor is Maple Ridge.

Are there any issues with crime at or around the property?
No major crime has been reported.
Comment on the Roof
According to management, there were roof replacements in 2020 to Bldgs 16 and 17. At the time of the inspection it was noted that most roofs were observed to be in good condition.
Comment on the Siding
Overall condition of the siding and guttering was observed as good. There were repairs to guttering on Bldg 1 in 2020, and also maintenance planned for fall 2021.
Condition of Parking Area
The parking lot was observed to be in overall good condition with repairs to asphalt in 2019.